SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

4643 South Ulster Street, Suite 1510

Regency Plaza

Denver Colorado 80237

(Address of Principal Executive Offices and Zip Code)

(303) 991-8000

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Amendment of a Material Definitive Agreement.

(a)(b) On September 5, 2017, the Registrant entered into a Revolving Credit Loan Agreement with Berkshire Capital Management Co. Inc. (“Berkshire”) previously disclosed on Form 8-K filed on September 6, 2017. A material relationship exists between the Registrant and Berkshire, as Berkshire’s President, Mr. Joseph Fiore, is also the Registrant’s director and treasurer.

The parties entered into a first amendment on November 27, 2017, which increased the maximum amount of the credit facility from five hundred thousand dollars ($500,000.00) to one million dollars ($1,000,000), with interest on amounts due calculated at 6% per annum. Form 8-K was filed on November 30, 2017. Pursuant to the first amendment, the Registrant agreed to repay outstanding principal and interest by February 28, 2018.

On February 19, 2018, the Registrant and Berkshire entered into a second amendment extending the maturity date from February 28, 2018 to February 28, 2019. The remainder of the terms remain in full force and effect.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Index:

Exhibit Number	Description
10.1	Second Amendment to Revolving Credit Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date February 20, 2018

By:/s/ James R. Thompson

Chief Executive Officer

President

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